FOR IMMEDIATE RELEASE

Investor Contacts:
Ron Scarboro	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc
ron.scarboro@mmodal.com	tripp.sullivan@cci-ir.com
(615) 798-4350	(615) 324-7335

M*Modal Reports Second Quarter Results

Second Quarter Highlights

•	Revenues were $116.0 million, consistent with first half 2012 guidance

•	Adjusted EBITDA was $24.9 million, reflecting investments in go-to-market and product commercialization initiatives

•	Adjusted Net Income was $11.8 million, or $0.21 per fully diluted share

The highlights above and the discussion below contain certain non-GAAP financial measures. We utilize these non-GAAP financial measures together with applicable GAAP financial measures to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.

Franklin, TN, August 7, 2012 – MModal Inc. (NASDAQ/GS: MODL), a leading provider of clinical documentation services and Speech Understanding™ technologies, announced its financial results for the three and six months ended June 30, 2012.

“Our objectives for the first half of 2012 were to grow the core transcription business while improving its operational metrics, generate new business from the commercialization of our speech and language understanding technologies and grow our ecosystem of partners,” noted Vern Davenport, Chairman and Chief Executive Officer of M*Modal. “We have executed well on each of these with significant customer wins, achievement of our first half revenue target and successful launches of both our M*Modal Fluency and M*Modal Catalyst solutions. The first half results now have us on plan for delivering the meaningful financial and operating momentum we are expecting in the second half of the year.

“Our outlook on the business continues to improve as the number of customer conversations that involve the C-suite in the buying decision has provided more enterprise-level opportunities sooner than we had originally anticipated in our transformation. Combined with the validation of our value proposition in the marketplace from our successful deployment at Duke University Health System and other notable wins, this momentum reinforces our strategy of accelerating our sales force and commercialization investments.”

Operating Results

Net revenues increased 6.9% to $116.0 million for the second quarter of 2012 compared with $108.4 million for the second quarter of 2011. Net revenues increased 6.2% to $233.4 million for the six months ended June 30, 2012, compared with $219.7 million for the same period in 2011.

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MODL Announces Second Quarter Results

August 7, 2012

Adjusted EBITDA for the second quarter of 2012 was $24.9 million, or 21.4% of net revenues, compared with $27.6 million, or 25.4% of net revenues, for the same period in 2011. Adjusted EBITDA was $51.4 million, or 22.0% of net revenues, for the six months ended June 30, 2012, compared with $54.3 million, or 24.7% of net revenues, for the same period in 2011.

Net income attributable to MModal Inc. for the second quarter of 2012 was $3.0 million, or $0.05 per fully diluted share, compared with $5.1 million, or $0.11 per fully diluted share, for the second quarter of 2011. Net income attributable to MModal Inc. for the six months ended June 30, 2012, was $177 thousand or $0.00 per fully diluted share, compared with $14.4 million, or $0.17 per fully diluted share, for the six months ended June 30, 2011.

Adjusted net income for the second quarter of 2012 was $11.8 million, or $0.21 per fully diluted share, compared with $16.3 million, or $0.31 per fully diluted share, in the second quarter of 2011. Adjusted net income for the six months ended June 30, 2012, was $28.5 million, or $0.50 per fully diluted share, compared with $32.4 million, or $0.63 per fully diluted share, in the six months ended June 30, 2011.

Acquisition and integration (A&I) related costs and restructuring charges for the three months ended June 30, 2012, consisted primarily of amortization charges of $1.4 million related to the reassessed useful life of third-party prepaid licensing fees, $1.3 million in legal and accounting fees, $1.1 million in consulting fees, $0.5 million in severance costs and net increases in other miscellaneous charges.

Commenting on the financial results, Ron Scarboro, Chief Financial Officer of M*Modal, added, “The second quarter results were in line with our stated performance goals for the first half of this year and consistent with the priorities of investing in our go-to-market and product commercialization efforts. These investments have yielded early sales and implementation successes with our product solutions, which combined with the continued strength and profitability of our core transcription business, positions us for revenue growth and increased profitability in the second half of the year as we expected.”

Liquidity and Capital Structure

As of June 30, 2012, the Company had $9.0 million in cash and cash equivalents and $266.6 million in debt. Free cash flow was $12.1 million for the second quarter of 2012, compared with $16.3 million in the prior-year period. Capital expenditures for the second quarter of 2012 were consistent with the prior-year period at $4.4 million.

Accounts receivable were $79.7 million as of June 30, 2012, compared with $74.0 million as of June 30, 2011. Days Sales Outstanding were 62.7 days at the end of the second quarter 2012 compared with 62.3 days in the prior-year period.

Operating Metrics	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011
Total billed equivalent line counts:	1.228B lines	1.224B lines	1.156B lines	1.020M lines	863M lines
Transcription volumes processed offshore:	47%	48%	46%	45%	42%
Transcription volumes edited post speech recognition:	77%	75%	75%	76%	74%

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MODL Announces Second Quarter Results

August 7, 2012

Performance Goals for 2012

The Company affirms its performance goals for fiscal 2012 issued on May 8, 2012.

Investor Conference Call and Web Simulcast

M*Modal will host a conference call on August 8, 2012, at 9:00 a.m. ET (8:00 a.m. CT) whereby the Company will offer prepared comments regarding its second quarter results. The number to call for this teleconference is (212) 231-2923. A replay of the conference call will be available through Wednesday, August 15, 2012, by dialing (402) 977-9140 and entering the confirmation number, 21600849.

The live broadcast of M*Modal’s quarterly conference call will be available online at the Company’s website, www.mmodal.com, under the Investors section and Events & Presentations, on Wednesday, August 8, 2012, beginning at 9 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

About M*Modal

M*Modal is a leading provider of clinical transcription services, clinical documentation workflow solutions, advanced cloud-based Speech UnderstandingTM technology, and advanced unstructured data analytics. Recognized as the largest clinical transcription service in the U.S. with a global network of medical editors, M*Modal also offers voice to text solutions to capture the complete patient story, codifies the doctor’s narrative to automatically populate EHRs and other key healthcare information systems, delivers computer-assisted coding to support ICD-9 and the transition to ICD-10, and provides highly advanced analytical tools for exploring the richness within the “unstructured” narrative for improvements in quality of care, greater physician satisfaction and lower operational costs.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2012 full year performance goals and our business strategy, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, M*Modal has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We also present certain non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Net Income, on a forward-looking basis as part of our performance goals for fiscal 2012 and a reconciliation of these forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures. These measures are subject to change because management cannot predict, with sufficient reliability, potential changes in tax valuation allowances, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.

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MODL Announces Second Quarter Results

August 7, 2012

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income attributable to MModal Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, interest expense, net, depreciation and amortization, (benefit) cost of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, other income, gain on sale of investment, realized (loss) gain on settlement of foreign currency hedges, amortization of core technologies and share-based compensation and other non-cash awards. The realized (loss) gain on settlement of foreign currency hedges is a component of other income, as reported in the Consolidated Statements of Operations. The amortization of core technologies is a component of cost of revenues, as reported in the Consolidated Statements of Operations. Share-based compensation and other non-cash awards represents only the portion of such expense that is a component of selling, general and administrative expense, as reported in the Consolidated Statements of Operations, as it excludes such expense attributable to the Company’s restructuring actions.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period by excluding the following:

•

potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges; and

•	the impact of acquisition and integration related charges and restructuring charges.

Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Free Cash Flow

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less consolidated interest expense (net of non-cash interest), less capital expenditures (including capitalized software development costs), and less tax (provision) benefit (net of deferred tax (benefit) provision). Management believes that utilization of Free Cash Flow is an important non-GAAP financial measure of the Company’s ability to convert operating results into cash.

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MODL Announces Second Quarter Results

August 7, 2012

Adjusted Net Income

Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

Proforma Shares Outstanding

For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of common stock equivalents which consists of stock options, restrictive stock issuable to certain key employees, shares issued to former principal stockholders, shares issued to former principal stockholders and shares issued in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.). The pro forma shares are calculated as if the shares that were issued to former principal stockholders and in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger were issued and outstanding as of January 1, 2011.

Total Billed Equivalent Line Counts

Total billed equivalent line counts are defined as the number of lines and line equivalents billed for the period, as defined by a customer’s contract, and includes volume processed on the Company’s transcription platforms as well as technology volume (speech recognition).

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenues	$115,957	$108,439	$233,357	$219,675
Cost of revenues	65,172	65,453	131,602	131,474

Gross Profit	50,785	42,986	101,755	88,201
Operating costs and expenses:
Selling, general and administrative	23,589	14,222	45,784	30,896
Research and development	3,624	2,190	6,568	4,892
Depreciation and amortization	12,155	8,879	24,544	17,297
(Benefit) cost of legal proceedings, settlements and accommodations	(211)	581	329	(6,932)
Acquisition and restructuring	5,287	4,391	16,373	11,269

Total operating costs and expenses	44,444	30,263	93,598	57,422

Operating income	6,341	12,723	8,157	30,779
Other income	814	530	2,678	1,473
Gain on sale of investment	4,439	—	4,439	—
Interest expense, net	(7,712)	(6,961)	(15,510)	(13,998)

Income (loss) before income taxes	3,882	6,292	(236)	18,254
Income tax provision (benefit)	836	886	(413)	2,030

Net income	3,046	5,406	177	16,224
Less: Net income attributable to noncontrolling interests	—	(271)	—	(1,777)

Net income attributable to MModal Inc.	$3,046	$5,135	$177	$14,447

Net income per common share
Basic	$0.06	$0.11	$—	$0.17
Diluted	$0.05	$0.11	$—	$0.17
Weighted average common shares outstanding:
Basic	55,280	49,168	55,134	45,128

Diluted	56,708	50,559	56,357	46,410

Calculation of net income available to common shareholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income attributable to MModal Inc.	$3,046	$5,135	$177	$14,447
Less: amount attributable to principal shareholders	—	400	—	(6,619)

Net income available to common shareholders	$3,046	$5,535	$177	$7,828

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

Unaudited

	June 30, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$9,043	$29,557
Accounts receivable, net of allowance of $1,849 and $1,493, respectively	79,716	74,413
Other current assets	31,061	35,611

Total Current Assets	119,820	139,581
Property and equipment, net	22,511	24,367
Goodwill	164,410	161,866
Other intangible assets, net	160,787	173,294
Deferred income taxes	23,784	20,585
Other assets	10,480	12,102

Total Assets	$501,792	$531,795

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$27,774	$22,712
Accounts payable	9,218	11,808
Accrued expenses	30,251	39,728
Accrued compensation	13,213	10,225
Deferred acquisition payments	20,231	22,323
Deferred revenue	11,689	7,186

Total Current Liabilities	112,376	113,982
Long-term debt	238,784	273,822
Deferred acquisition payments, non-current	15,908	15,161
Other non-current liabilities	4,681	3,779

Total Liabilities	371,749	406,744

Stockholders’ Equity:
Preferred stock - $0.10 par value; authorized 25,000 shares; none issued or outstanding	—	—
Common stock - $0.10 par value; authorized 300,000 shares; 57,139 and 56,319 shares issued, respectively	5,705	5,632
Additional paid-in-capital	174,331	167,440
Accumulated deficit	(44,205)	(44,382)
Treasury stock, at cost (89 and - shares, respectively)	(1,022)	—
Accumulated other comprehensive loss	(4,766)	(3,639)

Total Stockholders’ Equity	130,043	125,051

Total Liabilities and Stockholders’ Equity	$501,792	$531,795

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

Unaudited

	Six months ended June 30,
	2012	2011
Operating activities:
Net income	$177	$16,224
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	24,544	17,297
Customer accommodation program reversal	—	(9,658)
Deferred income taxes	(1,419)	705
Share-based compensation	5,309	1,230
Provision for doubtful accounts	414	220
Non-cash interest expense	2,927	1,689
Other	1,192	42
Changes in operating assets and liabilities:
Accounts receivable	(5,717)	6,206
Other current assets	4,550	(4,658)
Other non-current assets	(20)	(5,024)
Accounts payable	(2,590)	(665)
Accrued expenses	(10,483)	8,109
Accrued compensation	2,988	(7,141)
Deferred revenue	4,503	(2,017)
Other non-current liabilities	902	396

Net cash provided by operating activities	27,277	22,955

Investing activities:
Purchase of property and equipment	(4,945)	(5,368)
Capitalized software	(3,708)	(5,564)
Payments for acquisitions, net of cash acquired	(3,068)	—
Other	205	—

Net cash used in investing activities	(11,516)	(10,932)

Financing activities:
Proceeds from debt	26,633	2,113
Repayment of debt	(56,486)	(27,092)
Deferred acquisition payments	(3,957)	—
Net proceeds from issuance of common stock	—	6,781
Other	(1,336)	—

Net cash used in financing activities	(35,146)	(18,198)

Effect of exchange rate changes	(1,129)	197

Net decrease in cash and cash equivalents	(20,514)	(5,978)

Cash and cash equivalents — beginning of period	29,557	66,779

Cash and cash equivalents — end of period	$9,043	$60,801

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income attributable to MModal Inc.	$3,046	$5,135	$177	$14,447
Net income attributable to noncontrolling interests	—	271	—	1,777
Income tax provision (benefit)	836	886	(413)	2,030
Interest expense, net	7,712	6,961	15,510	13,998
Depreciation and amortization	12,155	8,879	24,544	17,297
(Benefit) cost of legal proceedings, settlements and accommodations	(211)	581	329	(6,932)
Acquisition and restructuring (1)	5,287	4,391	16,373	11,269
Other income	(814)	(530)	(2,678)	(1,473)
Gain on sale of investment	(4,439)	—	(4,439)	—
Realized (loss) gain on settlement of foreign currencies	(1,383)	377	(2,260)	534
Amortization of core technologies	490	—	490	—
Share-based compensation and other non-cash awards	2,182	611	3,778	1,321

Adjusted EBITDA	$24,861	$27,562	$51,411	$54,268

Percent of net revenues	21.4%	25.4%	22.0%	24.7%

(1)	Includes $1.5 million in share-based compensation expense for the three and six months ended June 30, 2012.

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Free Cash Flow and Adjusted Net Income

(In thousands, except per share amounts)

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Free cash flow:
Adjusted EBITDA	$24,861	$27,562	$51,411	$54,268
Consolidated interest expense	(7,712)	(6,961)	(15,510)	(13,998)
Non-cash interest	1,537	831	2,927	1,689
Capital expenditures	(4,364)	(4,360)	(8,653)	(10,932)
Tax (provision) benefit	(836)	(886)	413	(2,030)
Deferred tax (benefit) provision	(1,374)	159	(1,419)	705

Free cash flow	$12,112	$16,345	$29,169	$29,702

Adjusted net income:
Adjusted EBITDA	$24,861	$27,562	$51,411	$54,268
Less: Depreciation and amortization (excluding acquired intangibles)	4,674	4,362	9,366	8,265
Cash interest (total expenses less non-cash)	6,175	6,130	12,583	12,309
Current tax provision	2,210	727	1,006	1,325

Adjusted net income	$11,802	$16,343	$28,456	$32,369

Adjusted net income per share:
Basic	$0.21	$0.32	$0.52	$0.64
Diluted	$0.21	$0.31	$0.50	$0.63

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Share Calculation

(In thousands)

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
MModal Inc. shares
Basic outstanding	55,280	49,168	55,134	45,128
Effect of diluted shares	1,428	1,391	1,223	1,282

Diluted Shares	56,708	50,559	56,357	46,410

Proforma impact of fully dilutive shares (1)
Basic	—	1,929	—	5,085
Diluted	—	2,176	—	5,332

Proforma Shares
Proforma basic	55,280	51,097	55,134	50,213
Proforma diluted	56,708	52,735	56,357	51,742

(1)

Fully dilutive shares includes common stock equivalents which consists of stock options, restricted stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our initial public offering, our private exchange offer and our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.)

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Net Leverage Ratio

(In thousands, except ratio amounts)

Unaudited

		June 30, 2011		December 31, 2011		June 30, 2012
Current Portion of Long-Term Debt		$12,025		$22,712		$27,774
Long-Term Debt		257,807		273,822		238,784
Less: Cash and Cash Equivalents		(60,801)		(29,557)		(9,043)

Net Debt		$209,031		$266,977		$257,515

	Trailing Twelve-Month Adjusted EBITDA
		June 30, 2011		December 31, 2011		June 30, 2012
	9/30/2010	$24,512	3/31/2011	$26,706	9/30/2011	$29,769
	12/31/2010	28,021	6/30/2011	27,562	12/31/2011	34,057
	3/31/2011	26,706	9/30/2011	29,769	3/31/2012	26,550
	6/30/2011	27,562	12/31/2011	34,057	6/30/2012	24,861

	Total	$106,801		$118,094		$115,237

Net Leverage Ratio		2.0		2.3		2.2

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MODL Announces Second Quarter Results

August 7, 2012

MModal Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income—Performance Goals for 2012

(In thousands)

Unaudited

	Twelve Months Ended December 31, 2012
	Low	High
Net income attributable to MModal Inc.	$15,400	$17,600
Income tax provision	6,000	5,000
Interest expense, net	31,000	29,000
Other income	(3,500)	(4,000)
Gain on Sale of affiliated Company	(4,400)	(4,400)
Realized loss on settlement of foreign currencies	(3,500)	(3,000)
(Benefit) cost of legal proceedings, settlements and accommodations	2,400	2,400
Amortization of Core Technologies	500	2,000
Depreciation and amortization	48,300	50,000
Acquisition and restructuring charges	23,000	27,000
Share-based compensation and other non-cash awards	7,800	8,400

Adjusted EBITDA	$123,000	$130,000

Adjusted net income:
Adjusted EBITDA	$123,000	$130,000
Less: Amortization (excluding acquired intangibles)	20,000	22,000
Cash interest (total expenses less non-cash)	26,100	25,600
Current tax provision	6,100	4,900

Adjusted net income	$70,800	$77,500

Adjusted net income per share
Basic	$1.28	$1.41
Diluted	$1.25	$1.36

MModal Inc. shares(1)
Basic outstanding	55,100	55,100
Effect of diluted options	1,400	1,900

Diluted shares	56,500	57,000

(1)	MModal Inc. weighted average shares outstanding

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